Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS REPORTS FIRST QUARTER ADJUSTED CONSOLIDATED INCOME
FROM CONTINUING OPERATIONS OF $0.61 PER DILUTED SHARE

COMPANY PROVIDES Q2 GUIDANCE AND OUTLOOK FOR FISCAL 2013

Columbus, Ohio - May 30, 2013 - Big Lots, Inc. (NYSE: BIG) today reported consolidated income from continuing operations of $32.3 million, or $0.56 per diluted share, for the first quarter of fiscal 2013 ended May 4, 2013. This result includes a non-recurring, after-tax charge of $3.2 million, or $0.06 per diluted share, associated with store-related legal activity. Excluding this non-recurring charge, adjusted consolidated income from continuing operations totaled $35.5 million, or $0.61 per diluted share (non-GAAP), consistent with our guidance of $0.53 to $0.65 per diluted share issued on March 6, 2013. This result compares to adjusted consolidated income from continuing operations of $44.2 million, or $0.68 per diluted share (non-GAAP), for the first quarter of fiscal 2012. Consolidated net sales for the first quarter of fiscal 2013 increased 1.3% to $1,311.3 million, compared to $1,294.5 million for the same period of fiscal 2012. Consolidated comparable store sales decreased 2.5% for the quarter, consistent with our guidance of negative low single digits.

FIRST QUARTER HIGHLIGHTS

• Adjusted consolidated income from continuing operations of $0.61 per diluted share (non-GAAP), compared to adjusted consolidated income from continuing operations of $0.68 per diluted share (non-GAAP) last year
• Consolidated net sales of $1.3 billion, an increase of 1.3% compared to last year
• Opened 14 stores in the U.S. and the first Big Lots branded store in Canada

	EPS From Continuing Operations (1)

	Q1 2013	Q1 2012

U.S. Operations	$0.64	$0.72
Add back non-recurring charges	$0.06	$0.05

U.S. Operations - adjusted basis	$0.69	$0.77
Canadian Operations	($0.08)	($0.09)

Consolidated Operations - adjusted basis	$0.61	$0.69

(1) Non-GAAP. See detailed segment reporting below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

First Quarter Results

U.S. Operations

Net sales for U.S. operations for the first quarter of fiscal 2013 increased 1.0% to $1,274.7 million, compared to $1,262.2 million for the same period of fiscal 2012. Comparable store sales for U.S. stores open at least fifteen months decreased 2.9% for the quarter. Adjusted income from continuing U.S. operations totaled $40.0 million, or $0.69 per diluted share (non-GAAP), compared to adjusted income from continuing U.S. operations of $50.3 million, or $0.77 per diluted share (non-GAAP), for the same period of fiscal 2012. Results for our U.S. operations were consistent with our communicated guidance.

Canadian Operations

Net sales for Canadian operations for the first quarter of fiscal 2013 increased 13.5% to $36.6 million, while comparable stores sales increased 13.2%. For the first quarter of fiscal 2013, we incurred a net loss of $4.4 million, or $0.08 per diluted share (non-GAAP), compared to a net loss of $6.1 million, or $0.09 per diluted share (non-GAAP) for the same period of fiscal 2012. Results for our Canadian operations were consistent with our communicated guidance.

	Comparable Store Sales		Store Count

	Q1 2013	Q1 2012	Q1 2013	Q1 2012

U.S. Operations	-2.9%	-0.8%	1,505	1,454

Canadian Operations (1)	+13.2%	na	80	82

Consolidated Operations	-2.5%	-0.8%	1,585	1,536

(1) Comparable store sales for Canada for fiscal 2012 do not qualify under our calculation due to an acquisition date of July 2011.

Inventory and Cash Management

On a consolidated basis, Inventory ended the first quarter of fiscal 2013 at $885 million, compared to $848 million for the first quarter of fiscal 2012. The growth in inventory was driven by an increase in U.S. store count, as inventory per store in our U.S. stores was essentially flat to last year.

We ended the first quarter of fiscal 2013 with $72 million of Cash and Cash Equivalents and $137 million of borrowings under our credit facility compared to $83 million of Cash and Cash Equivalents and no borrowings under our credit facility as of the end of the first quarter of fiscal 2012. Our use of cash generated by our U.S. operations and debt incurred during the last 12 months was focused on share repurchase activity and funding our Canadian operations.

As part of our ongoing focus on capital structure, we have extended our current $700 million, 5-year unsecured credit facility. The strength of our credit profile, operations, balance sheet and cash flow generation, enabled us to work collaboratively with our existing banking group to extend the term of our current credit facility by nearly two years. The credit facility now covers a five year period (expiration May 2018), provides us lower rates and fees, and maintains the same structure, bank participants, and financial covenants as our previous facility.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

FISCAL Q2 2013 GUIDANCE

• Provides initial Q2 guidance for consolidated income from continuing operations of $0.17 to $0.27 per diluted share, compared to consolidated income from continuing operations of $0.36 per diluted share for the same period last year
• Provides initial Q2 guidance for consolidated net sales in the range of +1% to -1%, with consolidated comparable stores sales in the range of -2% to -4%

For the second quarter of fiscal 2013, we estimate consolidated income from continuing operations will be in the range of $0.17 to $0.27 per diluted share, compared to consolidated income from continuing operations of $0.36 per diluted share for the second quarter of fiscal 2012. This guidance is based on estimated consolidated net sales in the range of +1% to -1% for the second quarter of fiscal 2013 and consolidated comparable store sales in the range of -2% to -4% (see table below).

We estimate income from U.S. operations in a range of $0.27 to $0.32 per diluted share (non-GAAP, see reconciliation below), compared to $0.42 per diluted share (non-GAAP) for the same period last year. This guidance is based on estimated net sales for U.S. operations in the range of +1% to -1% for the second quarter of fiscal 2013 and comparable store sales in the range of -2% to -4%.

We estimate a loss from our Canadian operations in the range of $3 to $6 million, or $0.05 to $0.10 per diluted share (non-GAAP), compared to a loss of $3.3 million, or $0.05 per diluted share (non-GAAP), for the second quarter of fiscal 2012. This guidance is based on estimated net sales of $37 to $41 million and a comparable store sales increase in the range of 4% to 14%.

2013 OUTLOOK

• Fiscal 2013 adjusted consolidated income from continuing operations projected to be $2.87 to $3.12 per diluted share (non-GAAP), compared to fiscal 2012 adjusted consolidated income from continuing operations of $2.99 per diluted share (non-GAAP)
• Cash Flow estimated to be approximately $175 million (defined as operating activities less investing activities)
• Fiscal 2013 consolidated net sales increase of 1% to 2%, with consolidated comparable store sales in the range of 0% to -1%

Based on the actual results for the first quarter and the guidance provided above for the second quarter, we are updating our full year fiscal 2013 outlook. We estimate fiscal 2013 adjusted consolidated income from continuing operations will be in the range of $2.87 to $3.12 per diluted share (non-GAAP, see reconciliation below) compared to adjusted consolidated income from continuing operations of $2.99 per diluted share for fiscal 2012 (non-GAAP). This outlook excludes the previously mentioned non-recurring charge associated with store-related legal activity and is based on an estimated consolidated net sales increase in the range of 1% to 2% for fiscal 2013 and consolidated comparable store sales in the range of 0% to -1% (see table below). We estimate this financial performance will result in cash flow of approximately $175 million in fiscal 2013. As a reminder, we are operating under a 52-week retail calendar compared to 53-weeks in fiscal 2012.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

U.S. Operations

We are forecasting adjusted income from continuing U.S. operations to be in the range of $3.00 to $3.20 per diluted share (non-GAAP), compared to fiscal 2012 adjusted income from continuing U.S. operations of $3.21 per diluted share (non-GAAP). This outlook excludes the previously mentioned non-recurring charge associated with store-related legal activity and is based on an estimated net sales increase for U.S. operations in the range of 1% to 2% and comparable store sales for U.S. operations in the range of 0% to -1%.

Canadian Operations

Canadian net sales are expected to be in the range of $175 to $185 million for fiscal 2013, resulting in a net loss in the range of $5 to $8 million, or $0.08 to $0.13 per diluted share (non-GAAP). This compares to a net loss for fiscal 2012 of $13.5 million, or $0.22 per diluted share (non-GAAP). Our outlook for fiscal 2013 is based on a Canadian net sales increase in the range of 13% to 20% and a comparable store sales increase in the range of 12% to 19%. From a real estate perspective, we expect to open 2 new stores in Canada under the Big Lots banner.

EPS from Continuing Operations (non-GAAP)	Q2		Full Year

	2013 Guidance	2012	2013 Guidance	2012

U.S. Operations	$0.27 - $0.32	$0.42	$2.95 - $3.15	$3.15

Add back non-recurring charge	—	—	$0.05	$0.06

U.S. Operations - adjusted basis	$0.27 - $0.32	$0.42	$3.00 - $3.20	$3.21

Canadian Operations	($0.10) - ($0.05)	($0.05)	($0.13) - ($0.08)	($0.22)

Consolidated Operations - adjusted basis	$0.17 - $0.27	$0.36	$2.87 - $3.12	$2.99

Sales Guidance	Q2 2013		Full Year 2013
	Total Sales	Comp	Total Sales	Comp
U.S. Operations	+1% to -1%	-2% to -4%	+1% to +2%	0% to -1%
Canadian Operations	+6% to +17%	+4% to +14%	+13% to +20%	+12% to +19%
Consolidated Operations	+1% to -1%	-2% to -4%	+1% to +2%	0% to -1%

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the first quarter and provide commentary on our outlook for fiscal 2013. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Thursday, June 20. A replay of the call will be available beginning today at 12:00 noon through June 20 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The Replay Confirmation Code is 6565635. All times are Eastern Time.

Big Lots is North America's largest broadline closeout retailer. As of the end of the first quarter of fiscal 2013, we operated 1,505 BIG LOTS stores in the 48 contiguous United States, 1 BIG LOTS store in Canada, and 79 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 4	APRIL 28
	2013	2012
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$71,669	$82,571
Inventories	884,846	847,655
Deferred income taxes	43,148	45,997
Other current assets	75,078	68,646
Total current assets	1,074,741	1,044,869

Property and equipment - net	583,496	569,146

Deferred income taxes	8,716	3,402
Goodwill	13,385	15,030
Other assets	56,425	44,358
	$1,736,763	$1,676,805

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$362,421	$433,505
Property, payroll and other taxes	74,937	79,106
Accrued operating expenses	67,309	100,327
Insurance reserves	36,414	35,441
KB bankruptcy lease obligation	3,069	3,069
Accrued salaries and wages	27,194	25,307
Income taxes payable	36,129	19,303
Total current liabilities	607,473	696,058

Long-term obligations under bank credit facility	137,200	0

Deferred rent	76,400	62,016
Insurance reserves	63,447	50,811
Unrecognized tax benefits	16,845	17,274
Other liabilities	39,485	41,219

Shareholders' equity	795,913	809,427
	$1,736,763	$1,676,805

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 4, 2013		APRIL 28, 2012
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,311,338	100.0	$1,294,481	100.0
Gross margin	516,629	39.4	512,449	39.6
Selling and administrative expenses	432,467	33.0	418,319	32.3
Depreciation expense	27,470	2.1	25,288	2.0
Operating profit	56,692	4.3	68,842	5.3
Interest expense	(726)	(0.1)	(336)	(0.0)
Other (expense) income	(146)	(0.0)	37	0.0
Income from continuing operations before income taxes	55,820	4.3	68,543	5.3
Income tax expense	23,487	1.8	27,763	2.1
Income from continuing operations	32,333	2.5	40,780	3.2
Loss from discontinued operations, net of tax benefit of $0 and $22, respectively	0	0.0	(34)	(0.0)
Net income	$32,333	2.5	$40,746	3.1

Earnings per common share - basic (a)
Continuing operations	$0.56		$0.64
Discontinued operations	0.00		0.00
Net income	$0.56		$0.64

Earnings per common share - diluted (a)
Continuing operations	$0.56		$0.63
Discontinued operations	0.00		0.00
Net income	$0.56		$0.63

Weighted average common shares outstanding
Basic	57,305		64,119
Dilutive effect of share-based awards	538		1,046
Diluted	57,843		65,165

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	MAY 4, 2013	APRIL 28, 2012	MAY 4, 2013	APRIL 28, 2012
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,274,744	$1,262,235	$36,594	$32,246
Gross margin	503,090	500,945	13,539	11,504
Selling and administrative expenses	415,219	401,526	17,248	16,793
Depreciation expense	26,880	24,424	590	864
Operating profit (loss)	60,991	74,995	(4,299)	(6,153)
Interest expense	(726)	(336)	0	0
Other income (expense)	0	0	(146)	37
Income (loss) from continuing operations before income taxes	60,265	74,659	(4,445)	(6,116)
Income tax expense	23,487	27,763	0	0
Income (loss) from continuing operations	$36,778	$46,896	($4,445)	($6,116)
Diluted earnings (loss) per common share from continuing operations (a)	$0.64	$0.72	($0.08)	($0.09)

(a)
The diluted earnings (loss) per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings (loss) per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted (loss) earnings per share from continuing operations. Diluted earnings (loss) per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 4, 2013	APRIL 28, 2012
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$60,183	$125,582

Net cash used in investing activities	(15,823)	(17,989)

Net cash used in financing activities	(33,164)	(93,648)

Impact of foreign currency on cash	(108)	79

Increase in cash and cash equivalents	11,088	14,024
Cash and cash equivalents:
Beginning of period	60,581	68,547
End of period	$71,669	$82,571

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the first quarter of 2013 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures); and (2) gross margin, gross margin rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the first quarter of 2012 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2013 - Thirteen weeks ended May 4, 2013

Consolidated Results
	As reported	Adjustment to exclude loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$432,467	$(5,052)	$427,415
Selling and administrative expense rate	33.0%	(0.4%)	32.6%
Operating profit	56,692	5,052	61,744
Operating profit rate	4.3%	0.4%	4.7%
Income tax expense	23,487	1,862	25,349
Effective income tax rate	42.1%	0.5%	41.6%
Income from continuing operations	32,333	3,190	35,523
Net income	32,333	3,190	35,523
Diluted earnings per share from continuing operations	$0.56	$0.06	$0.61
Diluted earnings per share	$0.56	$0.06	$0.61

U.S. Segment Results
	As reported	Adjustment to exclude loss contingency	As Adjusted (non-GAAP)
Selling and administrative expenses	$415,219	$(5,052)	$410,167
Selling and administrative expense rate	32.6%	(0.4%)	32.2%
Operating profit	60,991	5,052	66,043
Operating profit rate	4.8%	0.4%	5.2%
Income tax expense	23,487	1,862	25,349
Effective income tax rate	39.0%	(0.2%)	38.8%
Income from continuing operations	36,778	3,190	39,968
Diluted earnings per share from continuing operations	$0.64	$0.06	$0.69

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax accrual of a loss contingency related to legal matters of $5,052 ($3,190, net of tax).

First quarter of 2012 - Thirteen weeks ended April 28, 2012

Consolidated Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$512,449	$5,574	$518,023
Gross margin rate	39.6%	0.4%	40.0%
Operating profit	68,842	5,574	74,416
Operating profit rate	5.3%	0.4%	5.7%
Income tax expense	27,763	2,186	29,949
Effective income tax rate	40.5%	(0.1%)	40.4%
Income from continuing operations	40,780	3,388	44,168
Net income	40,746	3,388	44,134
Diluted earnings per share from continuing operations	$0.63	$0.05	$0.68
Diluted earnings per share	$0.63	$0.05	$0.68

U.S. Segment Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$500,945	$5,574	$506,519
Gross margin rate	39.7%	0.4%	40.1%
Operating profit	74,995	5,574	80,569
Operating profit rate	5.9%	0.5%	6.4%
Income tax expense	27,763	2,186	29,949
Effective income tax rate	37.2%	0.1%	37.3%
Income from continuing operations	46,896	3,388	50,284
Diluted earnings per share from continuing operations	$0.72	$0.05	$0.77

The above adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax charge for a change in an accounting principle associated with our implementation of new inventory management information systems of $5,574 ($3,388, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.